Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Sarah Huoh, 949-250-5070

Investor Contact:  David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS FIRST QUARTER RESULTS

•    U.S. THV Launch Drove Strong EPS Growth

•    Collected Initial $84 Million from THV Patent Litigation

•    2013 Guidance Lowered

IRVINE, Calif., April 23, 2013 — Edwards Lifesciences Corporation (NYSE: EW), the global leader in the science of heart valves and hemodynamic monitoring, today reported net income for the quarter ended March 31, 2013, of $144.9 million compared to net income for the same period last year of $65.1 million.  Earnings per diluted share for the same periods increased 125.5 percent to $1.24 per diluted share from $0.55.

During the quarter, the company recorded a special pre-tax gain of $83.6 million, which was an initial payment from Medtronic related to ongoing U.S. Andersen patent litigation.  As a reminder, this quarter the company recorded an $8.4 million income tax benefit due to the retroactive reinstatement of the 2012 Federal R&D tax credit. Both the litigation gain and the tax credit are excluded from non-GAAP results.  Excluding these items, non-GAAP diluted earnings per share grew 35.8 percent from prior year to $0.72.

First quarter net sales increased 8.2 percent to $496.7 million compared to the same period last year.  Sales growth excluding the impact of foreign exchange was 10.0 percent.

“The ongoing adoption in the U.S. drove global transcatheter valve growth of 40 percent,” said Michael A. Mussallem, chairman and CEO. “Our THV clinical results continue to be very positive and we are making good progress on our pipeline of new products that we believe will enable us to strengthen our leadership position. Yet, as global sales this quarter across product lines were below our expectations, we are lowering our 2013 guidance primarily to reflect a slower start to the year and an updated foreign exchange impact.”

Sales Results

For the first quarter of 2013, the company reported Surgical Heart Valve Therapy product group sales of $198.1 million. Sales declined 2.7 percent from the first quarter last year, or 0.8 percent excluding the impact of foreign exchange.  The company continues to expect its underlying1 sales growth rate to improve throughout 2013, but now projects the full year result to be between 2 and 5 percent.

Sales of transcatheter heart valves (THV) were $169.7 million for the quarter, a 39.7 percent growth rate over the first quarter last year driven by the ongoing U.S. launch of the SAPIEN valve.  Total U.S. sales were $83.0 million including net stocking orders of $6.0 million and clinical sales of $6.7 million. Outside the U.S., THV sales grew 7.6 percent.

“We now expect our 2013 global THV sales to grow 25 to 30 percent on an underlying basis.  This would result in expected sales of $670 million to $750 million, which includes $350 million to $400 million of sales in the U.S.,” Mussallem said. “Our estimate of the size of the U.S. transcatheter valve opportunity for the longer term remains unchanged.”

Critical Care product group sales were $128.9 million for the quarter, representing a decrease from the first quarter last year of 3.9 percent, or 0.2 percent excluding the impact of foreign exchange. Lower sales this quarter were primarily a result of our decision to reduce distributor inventories in China. The company now expects the full year underlying sales growth rate to be between 2 and 4 percent.

Domestic and international sales for the first quarter were $227.9 million and $268.8 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 75.4 percent, compared to 72.3 percent in the same period last year.  This improvement was driven by a more profitable product mix, as THV sales continued to grow, and a favorable impact from foreign exchange.

Selling, general and administrative expenses were $185.2 million for the quarter, or 37.3 percent of sales, compared to $177.2 million, or 38.6 percent of sales, in the same period last year.  The increase in expenses was driven primarily by the U.S. Medical Device Excise Tax and U.S. transcatheter valve expenses.

Research and development for the quarter grew 16.3 percent to $79.8 million, or 16.1 percent of sales.  This increase was primarily the result of additional investments in a number of active heart valve clinical studies.

Free cash flow for the quarter was $64.3 million, defined as cash flow from operating activities of $87.3 million, less capital spending of $23.0 million.  Excluding the impact of the Medtronic receipt, free cash flow was $7.0 million.

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Cash, cash equivalents and short term investments were $557.9 million at the end of the quarter. Total debt at March 31, 2013, was $192.7 million.

During the quarter, the company repurchased approximately 1.3 million shares of common stock for $107.7 million.  At March 31, 2013, $140.0 million was available for share repurchase under the company’s existing share repurchase authorization.

Outlook

“We remain committed to our high level of investment in our pipeline of new products for the clinicians we serve and the patients they treat, and now project R&D to be 16 percent of sales in 2013,” said Mussallem.  “We believe this enables us to aggressively develop our innovative product lines, driving long term growth and extending our leadership position in structural heart therapies and critical care technologies.

“We now expect full year sales of $2.0 billion to $2.1 billion and earnings per diluted share, excluding special items, of $3.00 to $3.10.  For the second quarter 2013, we project total sales of $500 million to $530 million and diluted earnings per share, excluding special items, between $0.75 and $0.79.”

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Driven by a passion to help patients, the company partners with clinicians to develop innovative technologies in the areas of structural heart disease and critical care monitoring that enable them to save and enhance lives. Additional company information can be found at www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its first quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using conference number 411660.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at www.edwards.com or ir.edwards.com. An archived replay can also be accessed via mobile devices by downloading Edwards’ IR App for iPhone and iPad or Android.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident”  or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Mussallem and the Company’s financial goals or expectations.  Forward-looking statements are based on estimates and assumptions made by management of the

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Company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  If the Company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with the timing and extent of regulatory approvals, expanded indications and reimbursement levels for new products, particularly our transcatheter heart valves (THV); the ability of the company to lead in the THV field; the company’s success in developing new products and expanding its markets, creating new market opportunities for its products and avoiding manufacturing and quality issues; the impact of competitive products and currency exchange rates; the timing or results of pending or future clinical trials and pre-clinical milestones; the rate of growth in the U.S. THV marketplace, actions by the U.S. Food and Drug Administration and other regulatory agencies; economic developments in key markets, such as Europe; unexpected litigation results or expense; and other risks detailed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012, which are available at edwards.com.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the company uses non-GAAP historical financial measures.  The company uses the term “underlying” when referring to non-GAAP sales information, which excludes discontinued and acquired products and foreign exchange fluctuations, and “excluding special items” or “adjusted for special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions, and for 2012 to include the tax benefit for the U.S. R&D tax credit, which is required to be recorded in 2013.  Those results that exclude the impact of foreign exchange are also non-GAAP financial measures. Guidance for sales and sales growth rates is provided on an “underlying” basis, and projections for diluted earnings per share, net income and growth, and free cash flow are also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items. 2013 guidance also excludes the benefit of the 2012 R&D tax credit. Management does not consider the excluded items or adjustments as part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the company’s operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the company’s business.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies.  A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.  The company is not able to provide a reconciliation of projected net income and growth, free cash flow, and projected earnings per share guidance, excluding special items, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

Edwards, Edwards Lifesciences, the stylized E logo, and SAPIEN are trademarks of Edwards Lifesciences Corporation.

1  “Underlying” amounts are non-GAAP items and in this press release exclude exchange fluctuations. See the reconciliation tables below.

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EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended
	March 31,
(in millions, except per share data)	2013	2012

Net sales	$496.7	$459.2
Cost of goods sold	122.2	127.3

Gross profit	374.5	331.9

Selling, general and administrative expenses	185.2	177.2
Research and development expenses	79.8	68.6
Special gain	(83.6)	—
Interest income, net	(0.2)	—
Other expense, net	1.2	0.5

Income before provision for income taxes	192.1	85.6

Provision for income taxes	47.2	20.5

Net income	$144.9	$65.1

Earnings per share:
Basic	$1.27	$0.57
Diluted	$1.24	$0.55

Weighted-average common shares outstanding:
Basic	113.9	114.0
Diluted	116.5	118.0

Operating Statistics
As a percentage of net sales:
Gross profit	75.4%	72.3%
Selling, general and administrative expenses	37.3%	38.6%
Research and development expenses	16.1%	14.9%
Income before provision for income taxes	38.7%	18.6%
Net income	29.2%	14.2%

Effective tax rate	24.6%	23.9%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	March 31,	December 31,
	2013	2012
ASSETS

Current assets
Cash and cash equivalents	$401.5	$310.9
Short-term investments	156.4	210.5
Accounts and other receivables, net	329.7	347.5
Inventories, net	288.5	281.0
Deferred income taxes	34.9	43.4
Prepaid expenses	43.2	41.6
Other current assets	106.5	57.0
Total current assets	1,360.7	1,291.9

Long-term accounts receivable, net	10.8	9.9
Property, plant and equipment, net	385.4	373.3
Goodwill	380.2	384.7
Other intangible assets, net	65.5	67.0
Investments in unconsolidated affiliates	22.5	21.1
Deferred income taxes	45.9	47.3
Other assets	25.6	26.3

Total assets	$2,296.6	$2,221.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$300.4	$347.4

Long-term debt	192.7	189.3
Other long-term liabilities	211.5	205.5

Stockholders’ equity
Common stock	124.7	124.2
Additional paid-in capital	587.2	489.0
Retained earnings	1,798.8	1,653.9
Accumulated other comprehensive loss	(52.0)	(37.9)
Treasury stock, at cost	(866.7)	(749.9)
Total stockholders’ equity	1,592.0	1,479.3

Total liabilities and stockholders’ equity	$2,296.6	$2,221.5

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures.   The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes discontinued and newly acquired products and foreign exchange fluctuations, and “excluding special items” or “adjusted for special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions.  Guidance for sales and sales growth rates is provided on an “underlying basis,” and projections for diluted earnings per share, gross profit margin, selling, general and administrative expenses (“SG&A”), R&D, effective tax rate, net income and growth are also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies. The Company is not able to provide a reconciliation of projected earnings per share, gross profit margin, SG&A, R&D, effective tax rate, net income and growth guidance, excluding special charges, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Special Gain - The Company recorded a special gain in the first quarter of 2013 related to the following:

1)             Litigation award:  $83.6 million gain in the first quarter of 2013 related to the April 2010 jury award from Medtronic of damages for infringement of the U.S. Andersen transcatheter heart valve patent.

Given the magnitude and unusual nature of this special gain relative to the operating results for the periods presented, this item has been excluded from non-GAAP net income and earnings per share.

Provision For Income Taxes -  During the first quarter of 2013, the Company recorded an $8.4 million income tax benefit relating to the federal research and development tax credit that was extended in 2013 retroactive to the beginning of 2012. During the first quarter of 2012, the Company recorded a $2.3 million tax benefit due to the remeasurement of its uncertain tax positions.  Given the magnitude and unusual nature of the tax events relative to the periods presented, non-GAAP net income and earnings per share has been adjusted for these tax events.

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Group and Region.”

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

GAAP TO NON-GAAP NET INCOME TABLE

	Three Months Ended
	March 31,
(in millions, except per share data)	2013	2012

GAAP Net Income	$144.9	$65.1

Reconciling items: (A)

Special gain
1) Litigation award	(83.6)	—
Total	(83.6)	—

Provision for income taxes
Tax effect on non-GAAP adjustment (B)	31.3	—
Federal research and development tax credit(A)	(8.4)	—
Remeasurement of uncertain tax position reserves(A)	—	(2.3)
Total	22.9	(2.3)

Non-GAAP Net Income	$84.2	$62.8

GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE TABLE

GAAP Diluted Earnings Per Share	$1.24	$0.55

Reconciling items: (A)(C)

Special gain
1) Litigation award	(0.45)	—
Total	(0.45)	—

Provision for income taxes
Federal research and development tax credit(A)	(0.07)	—
Remeasurement of uncertain tax position reserves(A)	—	(0.02)
Total	(0.07)	(0.02)

Non-GAAP Diluted Earnings Per Share	$0.72	$0.53

Note: Numbers may not calculate due to rounding.

(A)  See description of “Special Gain” and “Provision For Income Taxes” on the Non-GAAP Financial Information page.

(B)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

(C)  All amounts are tax effected, calculated using the relevant tax jurisdictions’ statutory tax rates.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Tax Rate

GAAP TO NON-GAAP TAX RATE TABLE

	Three Months Ended
	March 31, 2013

GAAP Tax Rate	24.6%

Reconciling items: (A)

Special gain
Litigation award	(3	.9)pts

Provision for income taxes
Federal research and development tax credit	1	.7pts

Non-GAAP Tax Rate	22.4%

(A)  See description of “Special Gain” and “Provision For Income Taxes” on the Non-GAAP Financial Information page.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Group and Region

($ in millions)

					2012 Adjusted
Sales by Product Group (QTD)	1Q 2013	1Q 2012	Change	GAAP Growth Rate*	FX Impact	1Q 2012 Underlying Sales	Underlying Growth Rate *
Surgical Heart Valve Therapy	$198.1	$203.6	$(5.5)	(2.7)%	$(3.8)	$199.8	(0.8)%
Transcatheter Heart Valves	169.7	121.5	48.2	39.7%	0.6	122.1	39.0%
Critical Care	128.9	134.1	(5.2)	(3.9)%	(4.9)	129.2	(0.2)%
Total Sales	$496.7	$459.2	$37.5	8.2%	$(8.1)	$451.1	10.0%

Sales by Region (QTD)	1Q 2013	1Q 2012	Change	GAAP Growth Rate*
United States	$227.9	$186.6	$41.3	22.1%
Europe	154.5	148.8	5.7	3.8%
Japan	60.0	70.8	(10.8)	(15.3)%
Rest of World	54.3	53.0	1.3	2.5%
International	268.8	272.6	(3.8)	(1.4)%
Total	$496.7	$459.2	$37.5	8.2%

* Numbers may not calculate due to rounding.